                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                      -----------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  August 31, 2001


                           HANOVER COMPRESSOR COMPANY
               (Exact Name of Registrant as Specified in Charter)

         Delaware                         1-13071                 75-2344249
(State or Other Jurisdiction         (Commission File           (IRS Employer
     of Incorporation)                    Number)            Identification No.)

       12001 North Houston Rosslyn                                  77086
          Houston, Texas  77086                                  (Zip Code)
(Address of Principal Executive Offices)

      Registrant's telephone number, including area code:  (281) 447-8787

Item 5.  Other Events.

See the following press release:

HANOVER COMPRESSOR COMPLETES ACQUISITION OF NATURAL GAS COMPRESSION BUSINESS AND RELATED ASSETS OF SCHLUMBERGER CREATING GLOBAL ALLIANCE

With Completion, Schlumberger Owns 10 Percent of Hanover; Companies Enter into a Long-Term, Joint Business Development Effort

Strategic Acquisition Significantly Extends Hanover's Global Position; Management Expects Strong Annual Revenue Growth Over Next Five Years

Note:  Conference Call Scheduled 4 p.m. ET Tuesday, September 4

HOUSTON, September 4, 2001 -- Hanover Compressor (NYSE: HC), today announced that it had completed its previously announced acquisition from Schlumberger Limited of the Production Operators Corporation natural gas compression business; ownership interests in certain joint venture projects in South America; and related assets for $761 million.

Under the terms of the definitive agreement, Schlumberger received $270 million in cash, $150 million in a long-term subordinated note and 8,707,693 shares of newly issued restricted Hanover common stock having a nominal value of $283 million, based on $32.50 per share value of Hanover common stock. Additionally, under the terms of the agreement, Schlumberger is entitled to receive a distribution of up to $58 million upon the occurrence of certain events relating to one of the joint ventures acquired by Hanover in the transaction. Hanover management reconfirmed its belief that the transaction will add annual revenue and EBITDA of at least $200 million and $90 million, respectively, within one year.

As a part of a five-year alliance agreement between the companies, Schlumberger has agreed to hold its ownership stake in Hanover for at least three years. In addition, Hanover has agreed to add to its board of directors, a senior executive of Schlumberger. The initial designee is Rene Huck, President of Reservoir Evaluation and Development for Schlumberger Oilfield Services.

The transaction considerably enhances Hanover's position in the global compression services and gas handling industry, significantly extends its reach and anticipated growth in large, newly opened markets overseas, and adds approximately 900,000 horsepower to its compression fleet and an additional 800,000 horsepower through the South American joint ventures.

"We are extremely excited to complete this transaction, which represents a critical step in our long-term plan to meaningfully extend our position, customer relationships and organizational capabilities as the world-wide natural gas compression and treating services leader," said Michael J. McGhan, Hanover's President and Chief Executive Officer. "The industry is growing rapidly as the demand for energy accelerates. The increasing demand for our services, together with the infrastructure we now have in place to serve our market, places Hanover Compressor in an exceptional position to meet our customers needs and further enhance shareholder value. We believe this accretive multi-faceted transaction will generate strong revenue growth for Hanover over the next five years."

Mr. McGhan noted that given Production Operators is one of the founders of the gas compression industry, a leading and well respected force in exporting outsourced compression services to international markets, and the training ground of many of Hanover's own executives, integration was well underway and should be seamless. "Like Hanover, Production Operators has built productive relationships with many outstanding energy producers, processors and transporters through the excellent broad-based service it provides, and we will work together to do what is necessary to enhance and strengthen those relationships," he said.

Under the terms of the agreement, Hanover acquired 100 percent of the gas compression business of Schlumberger, comprised of Production Operators Corporation, ownership interests in certain natural gas compression and gas handling joint venture projects in South America, as well as other related assets of Schlumberger. The terms of the related alliance will continue to allow Schlumberger to offer world-class gas compression products and services to its customers through a key market supplier, while Hanover will benefit from the global presence and infrastructure of Schlumberger in its efforts to penetrate new markets.

Under the terms of the agreement, Schlumberger will hold its Hanover stock for at least three years after the date of closing, and will not acquire more than 25 percent of Hanover during this period. For the period of five years following the closing date, as long as Schlumberger maintains at least 5 percent ownership of Hanover, Schlumberger will have one seat on Hanover's board of directors.

Hanover used proceeds from a recently completed sale and leaseback transaction, details of which were announced on August 17, 2001, to support its $270 million cash payment to Schlumberger. Hanover was advised on the transaction by JPMorgan Securities Inc., Goldman, Sachs & Company, and GKH Partners L.P.

To discuss this transaction further, Hanover will conduct a conference call open to all investors as follows:

     Date:       Tuesday, September 4, 2001
     Time:       4 p.m. ET
     Dial-In #:  (913) 981-4901
                 Ask for the Hanover Compressor conference call

For those unable to participate in the live call, a replay will be available from 7:00 p.m. ET on Tuesday, September 4, until midnight, Tuesday, September
11. To listen to the replay, please call (719) 457-0820. The access code for the Hanover Compressor call is 574400.

In connection with its execution of the agreement to purchase Production Operators, Hanover has suspended the effectiveness of registration statements numbered 333-30344, 333-50470, 333-52972 and 333-51430 until it can incorporate audited financial data of Production Operators into them.

Hanover Compressor Company is a market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, its customers include premier independent and major producers and distributors throughout the Western Hemisphere.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and will include words such as "believes," "anticipates," "expects," "estimates," or words of similar import. Similarly, statements regarding the benefits to be realized through the acquisition or the alliance or that describe Hanover's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. The risks and uncertainties include: difficulty in integrating Production Operators into Hanover, adverse regulatory decisions, the loss of market share through competition; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which would cause a decline in the demand for Hanover's compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses; and changes in economic or political conditions in the countries in which Hanover operates. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               HANOVER COMPRESSOR COMPANY

Date:  August 31, 2001         By:    /s/ Michael J. McGhan
                                      ---------------------
                               Name:  Michael J. McGhan
                               Title: President and Chief Executive Officer